WATERSHED CAPITAL PARTNERS, L.P.
WATERSHED CAPITAL INSTITUTIONAL PARTNERS, L.P.
WATERSHED CAPITAL PARTNERS (OFFSHORE), LTD.
c/o WATERSHED ASSET MANAGEMENT, L.L.C.
ONE MARITIME PLAZA, SUITE 1525
SAN FRANCISCO, CA 94111

November 2, 2005

RC Aviation LLC
12730 High Bluff Drive, Suite 180
San Diego, CA 92130
Attention: Randall Jensen

Re: Series A Distributions

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Limited Liability Company Agreement of RC Aviation LLC (“RCA”), dated as of June 1, 2005 (the “LLC Agreement”), by and among those Persons whose names are listed on Exhibits A-1, A-2, A-3 and A-4 attached thereto. Capitalized terms used but not defined herein shall have the meanings set forth in the LLC Agreement.

On or about the date of the LLC Agreement Watershed Capital Partners, L.P., Watershed Capital Institutional Partners, L.P. and Watershed Capital Partners (Offshore), Ltd. (together, the “Watershed Funds”) agreed with RCA to defer their right to receive Securities under Section 4.6.2 of the LLC Agreement until the date such Securities are registered under a registration statement filed with the Securities and Exchange Commission. The parties now wish to clarify that arrangement as follows: Notwithstanding Section 4.6.2 of the LLC Agreement, the Watershed Funds agree with RCA to defer their right to receive Securities under Section 4.6.2 of the LLC Agreement until the earlier of (a) the date such Securities have been registered under a registration statement filed with the Securities and Exchange Commission and (b) January 31, 2006. By signing below, each of the undersigned acknowledges and confirms the foregoing.

This letter may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument. This letter, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Very truly yours,
RC AVIATION LLC
By: /s/ Randall Jenson
Name: Randall Jenson
Title: Manager and Vice-President

Acknowledged and Confirmed:
WATERSHED CAPITAL PARTNERS, L.P.
WATERSHED CAPITAL INSTITUTIONAL
  PARTNERS, L.P.

By:	WS Partners, L.L.C. Its General Partner

By:	/s/ Meridee A. Moore Name: Meridee A. Moore Title: Senior Managing Member

Date: November 4, 2005

WATERSHED CAPITAL PARTNERS (OFFSHORE), LTD.

By:	Watershed Asset Management, L.L.C. Its Investment Manager

By:	/s/ Meridee A. Moore Name: Meridee A. Moore Title: Senior Managing Member

Date: November 4, 2005